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                                                                    Exhibit 3.06

                            ARTICLES OF INCORPORATION
                                       OF
                              QTC ACQUISITION CORP.

                                    ARTICLE I

                                      NAME


         The name of the Corporation is QTC Acquisition Corp.

                                   ARTICLE II

                                    PURPOSES

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

                      INITIAL AGENT FOR SERVICE OF PROCESS

         The name and address in the State of California of the Corporation's initial agent for service of process are:

                  Paul E. Kreutz
                  400 Hamilton Avenue
                  Palo Alto, CA 94301

                                   ARTICLE IV

                                      STOCK

         The total number of shares which this Corporation is authorized to issue is 1,000,000, all of the same class, designated "Common Stock".

                                    ARTICLE V

               DIRECTORS' LIABILITY AND INDEMNIFICATION OF AGENT'S

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of that otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

         Any amendment, repeal or modification of any provision of this Article V shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment, repeal or modification.
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         IN WITNESS WHEREOF, the undersigned incorporator has executed these
Articles of Incorporation on September 25, 1990.



                                                     /s/ Paul E. Kreutz
                                                     Paul E. Kreutz
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                           CERTIFICATE OF AMENDMENT OF

                            ARTICLES OF INCORPORATION

                                       OF

                              QTC ACQUISITION CORP.


         The undersigned hereby certify that:

         1. They are the President and the Secretary, respectively, of QTC Acquisition Corp.

         2. Article I of the Articles of Incorporation of QTC Acquisition Corp. is amended to read in full as follows:

                                   "ARTICLE I

         The name of the corporation is Quaestus Corporation."

         3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of this corporation.

         4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of the shareholders of this corporation in accordance with section 902 of the California Corporations Code.

         The total number of outstanding shares of this corporation entitled to vote with respect to the foregoing amendment was 100 shares of common stock. The number of shares voting in favor of the amendment equalled or exceeded the vote required, such required vote being more than 50% of the outstanding shares of common stock.

         We further declare under penalty or perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         Date: January 16, 1991

                                             /s/ Ralph E. Simon
                                             Ralph E. Simon, President


                                             /s/ Edward M. Miller, Jr.
                                             Edward M. Miller, Jr., Secretary
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                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                              QUAESTUS CORPORATION


         Ralph E. Simon and Brian Stansberry certify that

         1. They are the President and Assistant Secretary, respectively, of QUAESTUS CORPORATION, a California Corporation.

         2. Article I of the Articles of Incorporation of said corporation is hereby amended to read as follows:

         "The name of this corporation is QT OPTOELECTRONICS"

         3. The foregoing amendment has been approved by the Board of Directors of said corporation by Unanimous Written Consent.

         4. The foregoing amendment has been duly approved by the required vote of Shareholders by Unanimous Written Consent of the shareholders of said corporation, in accordance with Section 902 of the California Corporations Code. The total number of outstanding Common shares of the corporation entitled to vote with respect to the foregoing amendment is 132. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

         The undersigned further declare under penalty of perjury under the laws of the State of California that the statements contained in the foregoing Certificate are true and correct of their own knowledge.

Dated: May 31, 1995.



                                           /s/ Ralph E. Simon
                                           Ralph E. Simon, President


                                           /s/ Brian Stansberry
                                           Brian Stansberry, Assistant Secretary